EXHIBIT 99.1

FOR IMMEDIATE RELEASE	NASDAQ: NSIT
INSIGHT ENTERPRISES, INC. REPORTS
FOURTH QUARTER AND RECORD FULL YEAR RESULTS
CHANDLER, AZ – February 9, 2023 – Insight Enterprises, Inc. (NASDAQ: NSIT) (the “Company”) today reported financial results for the quarter and full year ended December 31, 2022.  Highlights include:

•Gross profit increased 9% to $420.6 million with gross margin expanding 180 basis points to a record 16.8% for the fourth quarter and up 13% for the full year
•Earnings from operations increased 22% to $114.0 million for the fourth quarter and up 25% for the full year
•Adjusted earnings from operations increased 25% to $128.3 million for the fourth quarter and up 29% for the full year
•Diluted earnings per share of $2.13 increased 26% for the fourth quarter and up 29% for the full year
•Adjusted diluted earnings per share of $2.53 increased 25% for the fourth quarter and up 28% for the full year

In the fourth quarter of 2022, net sales decreased 2%, year to year. Gross profit increased 9% while gross margin expanded 180 basis points to a record 16.8% compared to the fourth quarter of 2021.  Earnings from operations of $114.0 million increased 22% compared to $93.4 million in the fourth quarter of 2021. Adjusted earnings from operations of $128.3 million increased 25% compared to $102.9 million in the fourth quarter of 2021.  Diluted earnings per share for the quarter was $2.13, up 26%, year over year. Adjusted diluted earnings per share was $2.53, up 25%, year over year.

“It is my pleasure to report that we ended 2022 with an outstanding fourth quarter that topped off record setting financial results for 2022,” stated Joyce Mullen, President and Chief Executive Officer.  “These results demonstrate we are making progress towards our ambition to become the leading solutions integrator and show the resilience of our business model,” stated Mullen.

For the full year 2022, we had record results including net sales, gross profit, gross margin, earnings from operations, Adjusted earnings from operations, diluted earnings per share and Adjusted diluted earnings per share. Net sales increased 11%, year over year to $10.4 billion. Gross profit increased 13% while gross margin of 15.7% expanded 40 basis points compared to the prior year.  Earnings from operations of $413.7 million increased 25% compared to $332.1 million in 2021. Adjusted earnings from operations of $466.6 million increased 29% compared to $362.5 million in 2021.  Diluted earnings per share for the full year 2022 was $7.66, up 29%, year over year. Adjusted diluted earnings per share was $9.11, up 28%, year over year.

“In 2022 we delivered record net sales, gross profit, gross margin, Adjusted earnings from operations and Adjusted diluted earnings per share. And we ended the year with positive cash flow from operations of $98 million,” stated Joyce Mullen, President and Chief Executive Officer.  “We are especially encouraged by our results because we achieved that stellar performance in a decelerating macro-environment in the second half of 2022,” stated Mullen.
KEY HIGHLIGHTS

Results for the Quarter:
•Consolidated net sales for the fourth quarter of 2022 of $2.5 billion decreased 2%, year to year, when compared to the fourth quarter of 2021. Product net sales decreased 4%, year to year and services net sales increased 9%, year over year.
•Net sales in North America decreased 1%, year to year, to $2.1 billion;

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

◦Product net sales decreased 2%, year to year, to $1.8 billion;
◦Services net sales increased 10%, year over year, to $311.8 million;
•Net sales in EMEA decreased 12%, year to year, to $375.2 million; and
•Net sales in APAC increased 2%, year over year, to $54.8 million.
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated net sales were flat, year to year, with growth in net sales in APAC of 12%, year over year, and net sales in both North America and EMEA also being flat.
•Consolidated gross profit increased to $420.6 million, an increase of 9% compared to the fourth quarter of 2021, with consolidated gross margin expanding 180 basis points to a record 16.8% of net sales. Product gross profit increased 4%, year over year, and services gross profit increased 15%, year over year. Cloud gross profit increased 44% and Insight core services gross profit increased 11%, year over year.
•Gross profit in North America increased 12%, year over year, to $345.3 million (16.7% gross margin);
•Gross profit in EMEA decreased 4%, year to year, to $61.2 million (16.3% gross margin); and
•Gross profit in APAC increased 1%, year over year, to $14.1 million (25.7% gross margin).
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated gross profit was up 12%, year over year, with gross profit growth in North America, EMEA and APAC of 13%, 9% and 11%, respectively, year over year.
•Consolidated earnings from operations increased 22% compared to the fourth quarter of 2021 to $114.0 million, or 4.6% of net sales.
•Earnings from operations in North America increased 30%, year over year, to $99.3 million, or 4.8% of net sales;
•Earnings from operations in EMEA decreased 14%, year to year, to $10.7 million, or 2.9% of net sales; and
•Earnings from operations in APAC decreased 10%, year to year, to $4.0 million, or 7.2% of net sales.
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated earnings from operations were up 25%, year over year, with increased earnings from operations in North America of 31%, year over year, partially offset by decreased earnings from operations in EMEA and APAC of 8% and 2%, respectively, year to year.
•Adjusted earnings from operations increased 25% compared to the fourth quarter of 2021 to $128.3 million, or 5.1% of net sales.
•Adjusted earnings from operations in North America increased 32%, year over year, to $112.3 million, or 5.4% of net sales;
•Adjusted earnings from operations in EMEA decreased 10%, year to year, to $11.8 million, or 3.2% of net sales; and
•Adjusted earnings from operations in APAC decreased 11%, year to year, to $4.2 million, or 7.6% of net sales.
•Excluding the effects of fluctuating foreign currency exchange rates, Adjusted consolidated earnings from operations were up 27%, year over year, with increased Adjusted earnings from operations in North America of 33%, year over year, partially offset by decreases in Adjusted earnings from operations in EMEA and APAC of 3% and 4%, respectively, year to year.
•Consolidated net earnings and diluted earnings per share for the fourth quarter of 2022 were $77.5 million and $2.13, respectively, at an effective tax rate of 24.9%.
•Adjusted consolidated net earnings and Adjusted diluted earnings per share for the fourth quarter of 2022 were $88.2 million and $2.53, respectively. Excluding the effects of fluctuating foreign currency exchange rates, Adjusted diluted earnings per share was up 28%, year over year.
Results for the Year:

•Consolidated net sales of $10.4 billion for 2022 increased 11%, year over year, when compared to 2021.
•Net sales in North America increased 13%, year over year, to $8.5 billion;
•Net sales in EMEA was flat, year over year, at $1.7 billion; and
•Net sales in APAC increased 11%, year over year, to $234.3 million.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

•Excluding the effects of fluctuating foreign currency exchange rates, consolidated net sales were up 13%, year over year, with growth in net sales in North America, EMEA and APAC of 13%, 12% and 18%, respectively, year over year.

•Consolidated gross profit increased to $1.6 billion, an increase of 13% compared to 2021, with consolidated gross margin expanding 40 basis points to 15.7% of net sales. Product gross profit and services gross profit both increased 13%, year over year. Cloud gross profit increased 29% and Insight core services gross profit increased 14%, year over year.
•Gross profit in North America increased 17%, year over year, to $1.3 billion (15.7% gross margin);
•Gross profit in EMEA decreased 4%, year to year, to $247.3 million (14.4% gross margin); and
•Gross profit in APAC increased 14%, year over year, to $61.0 million (26.0% gross margin).

•Excluding the effects of fluctuating foreign currency exchange rates, consolidated gross profit was up 16%, year over year, with gross profit growth in North America, EMEA and APAC of 17%, 6% and 22%, respectively, year over year.

•Consolidated earnings from operations increased 25% compared to 2021 to $413.7 million, or 4.0% of net sales.
•Earnings from operations in North America increased 30%, year over year, to $350.4 million, or 4.1% of net sales;
•Earnings from operations in EMEA decreased 6%, year to year, to $44.3 million, or 2.6% of net sales; and
•Earnings from operations in APAC increased 16%, year over year, to $19.0 million, or 8.1% of net sales.

•Excluding the effects of fluctuating foreign currency exchange rates, consolidated earnings from operations were up 27%, year over year, with increased earnings from operations in North America, EMEA and APAC of 31%, 4% and 24%, respectively.

•Adjusted earnings from operations increased 29% compared to 2021 to $466.6 million, or 4.5% of net sales.
•Adjusted earnings from operations in North America increased 35%, year over year, to $399.1 million, or 4.7% of net sales;
•Adjusted earnings from operations in EMEA decreased 4%, year to year, to $48.0 million, or 2.8% of net sales; and
•Adjusted earnings from operations in APAC increased 15%, year over year, to $19.6 million, or 8.3% of net sales.

•Excluding the effects of fluctuating foreign currency exchange rates, Adjusted consolidated earnings from operations were up 31%, year over year, with increased Adjusted earnings from operations in North America, EMEA and APAC of 36%, 5% and 22%, respectively.

•Consolidated net earnings and diluted earnings per share for 2022 were $280.6 million and $7.66, respectively, at an effective tax rate of 25.1%.

•Adjusted consolidated net earnings and Adjusted diluted earnings per share for 2022 were $320.2 million and $9.11, respectively. Excluding the effects of fluctuating foreign currency exchange rates, Adjusted diluted earnings per share was up 31%, year over year.
In discussing financial results for the three and twelve months ended December 31, 2022 and 2021 in this press release, the Company refers to certain financial measures that are adjusted from the financial results prepared in accordance with United States generally accepted accounting principles (“GAAP”).  When referring to non-GAAP measures, the Company refers to them as “Adjusted.”  See “Use of Non-GAAP Financial Measures” for additional information.  A tabular reconciliation of financial measures prepared in accordance with GAAP to the non-GAAP financial measures is included at the end of this press release.
In some instances, the Company refers to changes in net sales, gross profit, earnings from operations and Adjusted diluted earnings per share on a consolidated basis and in North America, EMEA and APAC excluding the effects of fluctuating foreign currency exchange rates.  In computing these changes and percentages, the Company compares the current year amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the weighted average translation rate for the current period.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

The tax effect of Adjusted amounts referenced herein were computed using the statutory tax rate for the taxing jurisdictions in the operating segment in which the related expenses were recorded, adjusted for the effects of valuation allowances on net operating losses in certain jurisdictions.
GUIDANCE
For the full year 2023, the Company expects to deliver gross profit growth in the high single digit range and Adjusted diluted earnings per share is expected to be between $9.90 and $10.10.
This outlook assumes
•interest expense between $48 and $52 million;
•an effective tax rate of 25% to 26% for the full year;
•capital expenditures of $55 to $60 million; and
•an average share count for the full year of 34.3 million shares after an estimated completion of our planned share repurchases under our current authorization net of estimated dilution.
This outlook excludes acquisition-related intangibles amortization expense of approximately $32 million, assumes no acquisition or integration related expenses, transformation or severance and restructuring expenses, and no significant change in our debt instruments.  Due to the inherent difficulty of forecasting some of these types of expenses, which impact net earnings, diluted earnings per share and selling and administrative expenses, the Company is unable to reasonably estimate the impact of such expenses, if any, to net earnings, diluted earnings per share and selling and administrative expenses.  Accordingly, the Company is unable to provide a reconciliation of GAAP to non-GAAP diluted earnings per share for the full year 2023 forecast.
CONFERENCE CALL AND WEBCAST
The Company will host a conference call and live web cast today at 9:00 a.m. ET to discuss fourth quarter and full year 2022 results of operations.  A live web cast of the conference call (in listen-only mode) will be available on the Company’s web site at http://investor.insight.com/, and a replay of the web cast will be available on the Company’s web site for a limited time following the call.  To access the live conference call, please register in advance using this event link.  Upon registering, participants will receive dial-in information via email, as well as a unique registrant ID, event passcode, and detailed instructions regarding how to join the call.
USE OF NON-GAAP FINANCIAL MEASURES
The non-GAAP financial measures are referred to as “Adjusted”.  Adjusted earnings from operations, Adjusted net earnings and Adjusted diluted earnings per share exclude (i) severance and restructuring expenses, (ii) certain executive recruitment and hiring related expenses, (iii) amortization of intangible assets, (iv) transformation costs, (v) certain acquisition and integration related expenses, and (vi) the tax effects of each of these items, as applicable. Transformation costs represent costs we are incurring to transform our business, to help us achieve our strategic objectives, including becoming a leading solutions integrator. Adjusted net earnings and Adjusted diluted earnings per share for the twelve months ended December 31, 2021 also exclude amortization of debt discount and issuance costs associated with the issuance of the Company’s convertible senior notes due 2025. Effective January 1, 2022, the Company adopted ASU 2020-06 and no longer records amortization of debt discount associated with the convertible senior notes. The Company excludes these items when internally evaluating earnings from operations, tax expense, net earnings and diluted earnings per share for the Company and earnings from operations for each of the Company’s operating segments.  Adjusted diluted earnings per share also includes the impact of the benefit from the note hedge where the Company’s average stock price for the fourth quarter of 2022 was in excess of $68.32, which is the initial conversion price of the convertible senior notes.  Adjusted EBITDA excludes (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization of property and equipment, (iv) amortization of intangible assets, (v) severance and restructuring expenses (vi) certain executive recruitment and hiring related expenses, (vii) transformation costs and (viii) certain acquisition and integration related expenses. Adjusted return on invested capital (“ROIC”) excludes (i) severance and restructuring expenses, (ii) certain executive recruitment and hiring related expenses, (iii) amortization of intangible assets, (iv) transformation costs, (v) certain acquisition and integration related expenses and (vi) the tax effects of each of these items, as applicable.
These non-GAAP measures are used by the Company and its management to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

and to compare the Company’s results to those of the Company’s competitors.  The Company believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and the Company’s competitors’ results and assist in forecasting performance for future periods.  These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies.  Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

FINANCIAL SUMMARY TABLE
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2022	2021	change	2022	2021	change
Insight Enterprises, Inc.
Net sales:
Products	$2,119,061	$2,213,690	(4%)	$8,947,787	$8,120,127	10%
Services	$383,549	$352,333	9%	$1,483,404	$1,315,986	13%
Total net sales	$2,502,610	$2,566,023	(2%)	$10,431,191	$9,436,113	11%
Gross profit	$420,559	$384,855	9%	$1,636,567	$1,447,557	13%
Gross margin	16.8%	15.0%	180 bps	15.7%	15.3%	40 bps
Selling and administrative expenses	$304,766	$289,855	5%	$1,216,660	$1,117,130	9%
Severance and restructuring expenses	$1,451	$1,583	(8%)	$4,235	$(1,634)	> 100%
Acquisition and integration related expenses	$326	$—	*	$1,972	—	*
Earnings from operations	$114,016	$93,417	22%	$413,700	$332,061	25%
Net earnings	$77,477	$62,133	25%	$280,608	$219,345	28%
Diluted earnings per share	$2.13	$1.69	26%	$7.66	$5.95	29%

North America
Net sales:
Products	$1,760,826	$1,803,056	(2%)	$7,291,301	$6,478,637	13%
Services	$311,780	$282,981	10%	$1,193,091	$1,041,686	15%
Total net sales	$2,072,606	$2,086,037	(1%)	$8,484,392	$7,520,323	13%
Gross profit	$345,287	$307,082	12%	$1,328,333	$1,135,450	17%
Gross margin	16.7%	14.7%	200 bps	15.7%	15.1%	60 bps
Selling and administrative expenses	$244,965	$229,346	7%	$973,798	$869,766	12%
Severance and restructuring expenses	$912	$1,232	(26%)	$2,384	$(3,129)	> 100%
Acquisition and integration related expenses	$69	$—	*	$1,715	$—	*
Earnings from operations	$99,341	$76,504	30%	$350,436	$268,813	30%

Sales Mix			**
Hardware	64%	70%	(10%)	68%	69%	11%
Software	21%	16%	30%	18%	17%	18%
Services	15%	14%	10%	14%	14%	15%
	100%	100%	(1%)	100%	100%	13%

EMEA
Net sales:
Products	$324,625	$376,877	(14%)	$1,511,897	$1,502,176	1%
Services	$50,558	$49,516	2%	$200,624	$201,875	(1%)
Total net sales	$375,183	$426,393	(12%)	$1,712,521	$1,704,051	—%
Gross profit	$61,180	$63,851	(4%)	$247,269	$258,862	(4%)
Gross margin	16.3%	15.0%	130 bps	14.4%	15.2%	(80 bps)
Selling and administrative expenses	$49,763	$51,150	(3%)	$200,988	$210,616	(5%)
Severance and restructuring expenses	$450	$193	>100%	$1,760	$1,328	33%
Acquisition and integration related expenses	$257	$—	*	$257	$—	*
Earnings from operations	$10,710	$12,508	(14%)	$44,264	$46,918	(6%)

Sales Mix			**
Hardware	37%	35%	(9%)	38%	40%	(3%)
Software	50%	53%	(17%)	50%	48%	4%
Services	13%	12%	2%	12%	12%	(1%)
	100%	100%	(12%)	100%	100%	—%

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

FINANCIAL SUMMARY TABLE (CONTINUED)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2022	2021	change	2022	2021	change
APAC
Net sales:
Products	$33,610	$33,757	—%	$144,589	$139,314	4%
Services	$21,211	$19,836	7%	$89,689	$72,425	24%
Total net sales	$54,821	$53,593	2%	$234,278	$211,739	11%
Gross profit	$14,092	$13,922	1%	$60,965	$53,245	14%
Gross margin	25.7%	26.0%	(30 bps)	26.0%	25.1%	90 bps
Selling and administrative expenses	$10,038	$9,359	7%	$41,874	$36,748	14%
Severance and restructuring expenses	$89	$158	(44%)	$91	$167	(46%)
Earnings from operations	$3,965	$4,405	(10%)	$19,000	$16,330	16%

Sales Mix			**
Hardware	24%	27%	(8%)	25%	23%	17%
Software	37%	36%	5%	37%	43%	(4%)
Services	39%	37%	7%	38%	34%	24%
	100%	100%	2%	100%	100%	11%
*    Percentage change not considered meaningful.
**    Change in sales mix represents growth/decline in category net sales on a U.S. dollar basis and does not exclude the effects of fluctuating foreign currency exchange rates

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

FORWARD-LOOKING INFORMATION

Certain statements in this release and the related conference call, web cast and presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements, including those related to the Company’s future responses to and the potential impact of coronavirus strain COVID-19 (“COVID-19”) on the Company, the Company’s future financial performance and results of operations, including net sales growth, Adjusted diluted earnings per share, and Adjusted selling and administrative expenses, the Company’s anticipated effective tax rate, capital expenditures, and expected average share count including our expectation that we will complete our planned share repurchases in the first quarter of 2023, the Company’s expectations that note holders will not convert the Company’s convertible senior notes in the near term, the Company’s expectations regarding cash flow, the Company’s expectations regarding current supply constraints and shipment of backlog, future trends in the IT market, the Company’s business strategy and strategic initiatives, which are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified.  Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  There can be no assurances that the results discussed by the forward-looking statements will be achieved, and actual results may differ materially from those set forth in the forward-looking statements.  Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements include, but are not limited to, the following, which are discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings with the SEC:
•actions of our competitors, including manufacturers and publishers of products we sell;
•our reliance on our partners for product availability, competitive products to sell and marketing funds and purchasing incentives, which can change significantly in the amounts made available and in the requirements year over year;
•our ability to keep pace with rapidly evolving technological advances and the evolving competitive marketplace
•general economic conditions, economic uncertainties and changes in geopolitical conditions, including the possibility of a recession or as a result of the ongoing war between Russia and Ukraine;
•changes in the IT industry and/or rapid changes in technology;
•our ability to provide high quality services to our clients;
•accounts receivable risks, including increased credit loss experience or extended payment terms with our clients;
•our reliance on independent shipping companies;
•the risks associated with our international operations;
•supply constraints for products;
•the duration and severity of the COVID-19 pandemic and its effects on our business, results of operations and financial condition, as well as the widespread outbreak of any other illnesses or communicable diseases;
•natural disasters or other adverse occurrences;
•disruptions in our IT systems and voice and data networks;
•cyberattacks or breaches of data privacy and security regulations;
•intellectual property infringement claims and challenges to our registered trademarks and trade names;
•legal proceedings, client audits and failure to comply with laws and regulations;
•failure to comply with the terms and conditions of our commercial and public sector contracts;
•exposure to changes in, interpretations of, or enforcement trends related to tax rules and regulations;
•our potential to draw down a substantial amount of indebtedness;
•the conditional conversion feature of our convertible senior notes (the “Notes”), which has been triggered, may adversely affect the Company’s financial condition and operating results;
•the Company is subject to counterparty risk with respect to certain hedge and warrant transactions entered into in connection with the issuance of the notes (the "Call Spread Transactions");
•increased debt and interest expense and the possibility of decreased availability of funds under our financing facilities;
•risks associated with the discontinuation of LIBOR as a benchmark rate;
•possible significant fluctuations in our future operating results as well as seasonality and variability in client demands;
•our dependence on certain key personnel and our ability to attract, train and retain skilled teammates;

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

•risks associated with the integration and operation of acquired businesses, including achievement of expected synergies and benefits; and
•future sales of the Company’s common stock or equity-linked securities in the public market could lower the market price for our common stock.

Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the SEC.  Any forward-looking statements in this release, the related conference call, webcast and presentation speak only as of the date on which they are made and should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others.  The Company assumes no obligation to update, and, except as may be required by law, does not intend to update, any forward-looking statements.  The Company does not endorse any projections regarding future performance that may be made by third parties.

CONTACT:	GLYNIS BRYAN
CHIEF FINANCIAL OFFICER
TEL. 480.333.3390
EMAIL glynis.bryan@insight.com

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net sales:
Products	$2,119,061	$2,213,690	$8,947,787	$8,120,127
Services	383,549	352,333	1,483,404	1,315,986
Total net sales	2,502,610	2,566,023	10,431,191	9,436,113
Costs of goods sold:
Products	1,911,469	2,013,825	8,111,252	7,380,908
Services	170,582	167,343	683,372	607,648
Total costs of goods sold	2,082,051	2,181,168	8,794,624	7,988,556
Gross profit	420,559	384,855	1,636,567	1,447,557
Operating expenses:
Selling and administrative expenses	304,766	289,855	1,216,660	1,117,130
Severance and restructuring expenses, net	1,451	1,583	4,235	(1,634)
Acquisition and integration related expenses	326	—	1,972	—
Earnings from operations	114,016	93,417	413,700	332,061
Non-operating (income) expense:
Interest expense, net	10,333	10,632	39,497	40,516
Other expense (income), net	511	(157)	(230)	(1,012)
Earnings before income taxes	103,172	82,942	374,433	292,557
Income tax expense	25,695	20,809	93,825	73,212
Net earnings	$77,477	$62,133	$280,608	$219,345

Net earnings per share:
Basic	$2.24	$1.78	$8.04	$6.27
Diluted	$2.13	$1.69	$7.66	$5.95

Shares used in per share calculations:
Basic	34,604	34,892	34,903	35,011
Diluted	36,336	36,871	36,620	36,863

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In THOUSANDS)
(UNAUDITED)

	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$163,637	$103,840
Accounts receivable, net	3,272,371	2,936,732
Inventories	265,154	328,101
Other current assets	199,506	199,638
Total current assets	3,900,668	3,568,311

Property and equipment, net	204,260	176,263
Goodwill	493,033	428,346
Intangible assets, net	204,998	214,788
Other assets	309,622	301,372
	$5,112,581	$4,689,080

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable – trade	$1,785,076	$1,779,854
Accounts payable – inventory financing facilities	301,314	311,878
Accrued expenses and other current liabilities	433,789	423,489
Current portion of long-term debt	346,228	36
Total current liabilities	2,866,407	2,515,257

Long-term debt	291,672	361,570
Deferred income taxes	32,844	47,073
Other liabilities	283,590	255,953
	3,474,513	3,179,853
Stockholders’ equity:
Preferred stock	—	—
Common stock	340	349
Additional paid-in capital	327,872	368,282
Retained earnings	1,368,658	1,167,690
Accumulated other comprehensive loss – foreign currency translation adjustments	(58,802)	(27,094)
Total stockholders’ equity	1,638,068	1,509,227
	$5,112,581	$4,689,080

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

	Twelve Months Ended December 31,
	2022	2021
Cash flows from operating activities:
Net earnings	$280,608	$219,345
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	56,614	55,421
Provision for losses on accounts receivable	6,066	7,862
Non-cash stock-based compensation	22,710	18,201
Deferred income taxes	(9,251)	11,858
Amortization of debt discount and issuance costs	6,105	16,875
Other adjustments	2,035	(3,259)
Changes in assets and liabilities:
Increase in accounts receivable	(406,370)	(289,009)
Decrease (increase) in inventories	53,711	(148,941)
Decrease (increase) in other assets	27,858	(18,100)
Increase in accounts payable	53,607	303,395
Increase (decrease) in accrued expenses and other liabilities	4,413	(9,937)
Net cash provided by operating activities:	98,106	163,711
Cash flows from investing activities:
Proceeds from sale of assets	1,346	31,005
Purchases of property and equipment	(70,939)	(52,079)
Acquisitions, net of cash and cash equivalents acquired	(68,248)	—
Net cash used in investing activities:	(137,841)	(21,074)
Cash flows from financing activities:
Borrowings on ABL revolving credit facility	4,678,212	3,953,496
Repayments on ABL revolving credit facility	(4,433,510)	(4,040,496)
Net repayments under inventory financing facilities	(8,307)	(14,355)
Repurchases of common stock	(107,922)	(50,000)
Other payments	(14,466)	(10,030)
Net cash provided by (used in) financing activities:	114,007	(161,385)
Foreign currency exchange effect on cash, cash equivalents and restricted cash balances	(14,531)	(5,857)
Increase (decrease) in cash, cash equivalents and restricted cash	59,741	(24,605)
Cash, cash equivalents and restricted cash at beginning of period	105,977	130,582
Cash, cash equivalents and restricted cash at end of period	$165,718	$105,977

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Adjusted Consolidated Earnings from Operations:
GAAP consolidated EFO	$114,016	$93,417	$413,700	$332,061
Amortization of intangible assets	8,077	7,948	32,892	32,045
Other	6,172	1,583	20,018	(1,634)
Adjusted non-GAAP consolidated EFO	$128,265	$102,948	$466,610	$362,472

GAAP EFO as a percentage of net sales	4.6%	3.6%	4.0%	3.5%
Adjusted non-GAAP EFO as a percentage of net sales	5.1%	4.0%	4.5%	3.8%

Adjusted Consolidated Net Earnings:
GAAP consolidated net earnings	$77,477	$62,133	$280,608	$219,345
Amortization of intangible assets	8,077	7,948	32,892	32,045
Amortization of debt discount and issuance costs	—	3,079	—	12,124
Other	6,172	1,583	20,018	(1,634)
Income taxes on non-GAAP adjustments	(3,533)	(3,209)	(13,306)	(10,325)
Adjusted non-GAAP consolidated net earnings	$88,193	$71,534	$320,212	$251,555

Adjusted Diluted Earnings Per Share:
GAAP diluted EPS	$2.13	$1.69	$7.66	$5.95
Amortization of intangible assets	0.22	0.22	0.90	0.87
Amortization of debt discount and issuance costs	—	0.08	—	0.33
Other	0.17	0.04	0.55	(0.04)
Income taxes on non-GAAP adjustments	(0.10)	(0.09)	(0.36)	(0.28)
Impact of benefit from note hedge	0.11	0.09	0.36	0.27
Adjusted non-GAAP diluted EPS	$2.53	$2.03	$9.11	$7.10

Shares used in diluted EPS calculation	36,336	36,871	36,620	36,863
Impact of benefit from note hedge	(1,459)	(1,604)	(1,466)	(1,453)
Shares used in Adjusted non-GAAP diluted EPS calculation	34,877	35,267	35,154	35,410

Adjusted North America Earnings from Operations:
GAAP EFO from North America segment	$99,341	$76,504	$350,436	$268,813
Amortization of intangible assets	7,563	7,347	30,735	29,576
Other	5,376	1,232	17,910	(3,129)
Adjusted non-GAAP EFO from North America segment	$112,280	$85,083	$399,081	$295,260

GAAP EFO as a percentage of net sales	4.8%	3.7%	4.1%	3.6%
Adjusted non-GAAP EFO as a percentage of net sales	5.4%	4.1%	4.7%	3.9%

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (CONTINUED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Adjusted EMEA Earnings from Operations:
GAAP EFO from EMEA segment	$10,710	$12,508	$44,264	$46,918
Amortization of intangible assets	405	480	1,696	1,971
Other	707	193	2,017	1,328
Adjusted non-GAAP EFO from EMEA segment	$11,822	$13,181	$47,977	$50,217

GAAP EFO as a percentage of net sales	2.9%	2.9%	2.6%	2.8%
Adjusted non-GAAP EFO as a percentage of net sales	3.2%	3.1%	2.8%	2.9%

Adjusted APAC Earnings from Operations:
GAAP EFO from APAC segment	$3,965	$4,405	$19,000	$16,330
Amortization of intangible assets	109	121	461	498
Other	89	158	91	167
Adjusted non-GAAP EFO from APAC segment	$4,163	$4,684	$19,552	$16,995

GAAP EFO as a percentage of net sales	7.2%	8.2%	8.1%	7.7%
Adjusted non-GAAP EFO as a percentage of net sales	7.6%	8.7%	8.3%	8.0%

Adjusted EBITDA:
GAAP consolidated net earnings	$77,477	$62,133	$280,608	$219,345
Interest expense	11,271	10,907	41,577	41,198
Income tax expense	25,695	20,809	93,825	73,212
Depreciation and amortization of property and equipment	6,333	5,322	23,722	23,376
Amortization of intangible assets	8,077	7,948	32,892	32,045
Other	6,172	1,583	20,018	(1,634)
Adjusted non-GAAP EBITDA	$135,025	$108,702	$492,642	$387,542

GAAP consolidated net earnings as a percentage of net sales	3.1%	2.4%	2.7%	2.3%
Adjusted non-GAAP EBITDA as a percentage of net sales	5.4%	4.2%	4.7%	4.1%

- MORE -
Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (CONTINUED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Twelve Months Ended December 31,
	2022	2021
Adjusted return on invested capital:
GAAP consolidated EFO	$413,700	$332,061
Amortization of intangible assets	32,892	32,045
Other	20,018	(1,634)
Adjusted non-GAAP consolidated EFO*	466,610	362,472
Income tax expense**	121,319	94,243
Adjusted non-GAAP consolidated EFO, net of tax	$345,291	$268,229
Average stockholders’ equity***	$1,584,075	$1,417,114
Average debt***	713,279	445,792
Average cash***	(131,283)	(117,214)
Invested Capital	$2,166,071	$1,745,692

Adjusted non-GAAP ROIC (from GAAP consolidated EFO) ****	14.13%	14.08%
Adjusted non-GAAP ROIC (from non-GAAP consolidated EFO) *****	15.94%	15.37%
*The adjusted non-GAAP consolidated EFO amount used for the Adjusted non-GAAP ROIC calculation excludes amortization of intangible assets. This calculation remains consistent with the metric utilized in management’s compensation plan.
**    Assumed tax rate of 26.0%.
***    Average of previous five quarters.
****    Computed as GAAP consolidated EFO, net of tax of $107,562 and $86,336 for the twelve months ended December 31, 2022 and 2021, respectively, divided by invested capital.
*****    Computed as Adjusted non-GAAP consolidated EFO, net of tax, divided by invested capital.
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